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                        AMENDMENT TO EMPLOYMENT AGREEMENT

                  This Amendment to Employment Agreement is entered into as of the 18th day of May, 2000, between THE DIME SAVINGS BANK OF NEW YORK, FSB (the "Bank"), a federal stock savings bank having its principal executive offices at 589 Fifth Avenue, New York, New York 10017, and Richard A. Mirro (the "Officer").

         A. The parties hereto have previously entered into an Employment Agreement dated as of December 21, 1998 (the "Employment Agreement").

         B. The Employment Agreement is currently a Covered Arrangement under the Umbrella Trust Agreement among Dime Bancorp, Inc., The Dime Savings Bank of New York, FSB and HSBC Bank USA as Trustee with respect to the Covered Arrangements of The Dime Savings Bank of New York, FSB and Related Entities (the "Umbrella Trust").

         C. The Bank and the Officer are desirous of amending the Employment Agreement to reflect the greater authority of the Committee under the Umbrella Trust in interpreting the provisions of the Employment Agreement, to clarify that any severance benefits provided under the Employment Agreement are in lieu of benefits provided under any other severance program maintained by NAMCO, and to add severance benefits relating to a Change in Control of North American Mortgage Company ("NAMCO").

         D.       The following provision is added to the end of the Employment
Agreement:

                  "Notwithstanding anything to the contrary contained herein, the Committee under the Umbrella Trust Agreement among Dime Bancorp, Inc., The Dime Savings Bank of
                  New York, FSB


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                   and HSBC Bank USA, as Trustee with respect to the Covered
                   Arrangements of The Dime Savings Bank of New York, FSB and Related Entities (the "Umbrella Trust" and the "Umbrella Trust Committee") and the trustee of the Umbrella Trust (the "Trustee") shall have the authority to interpret, on behalf of the Bank (and as applicable, the Company), the provisions of this Employment Agreement to the extent that interpretive authority is provided to the Umbrella Trust Committee and/or the Trustee, as applicable, under the Umbrella Trust. The decisions of the Umbrella Trust Committee, the Trustee and their delegatee(s) shall govern the Bank's interpretation of this Employment Agreement and any amendments thereto, notwithstanding any authority otherwise provided to another individual, group of individuals or entity herein, including, but not limited to, the authority to determine the eligibility for, amount, form and timing of payments hereunder, and the calculation of 'excess parachute payments' and the underlying elements used in their determination under Code Section 280G.

                   The severance benefits specified in Section 8 and Section 11 hereof shall be in lieu of any severance pay or other severance benefit that the Employer may provide to terminated employees pursuant to policies of the Employer that may at that time be in effect."

         E. The fourth textual sentence of Section 6(b) of the Agreement is amended to provide as follows:

                   "In the event of a termination of the Officer's employment for "permanent disability" at any time during the remaining Term in effect at the time of a Change in Control or a NAMCO Transfer of Control, the provisions of Section 11 shall apply in lieu of the provisions of this Section 6(b)."

         F. The third textual sentence of Section 8(a) of the Agreement is amended to provide as follows:

                   "In the event of a termination of the Officer's employment by the Employer at any time during the remaining Term in effect at the time of a Change in Control or a NAMCO Transfer of Control, the

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                   provisions of Section 11 shall apply in lieu of the
                   provisions of the immediately preceding sentence of this
                   Section 8(a)."

         G.        Subsections 8(c), (d), (e) and (f) of the Employment

Agreement, and all references thereto, are relabelled as Subsections 8(d), (e),

(f) and (g) respectively, and a new subsection (c) shall be added to Section 8 of the Employment Agreement following subsection 8(b) as follows:


                   "(c)    In the event of the termination of the Officer's
                   employment under this Agreement by the Bank, other than a termination for cause (as defined in Section 8(b)), during the Initial Severance Period (as hereinafter defined), the Bank shall pay the Officer, in lieu of the salary and target bonus benefits provided for in clause (1) of the second sentence of Section 8(a) above, severance benefits under this
                   Section 8(c), but only if the severance benefits provided for under clauses (i) and (ii) of the second sentence of this
                   Section 8(c) are greater than the total benefits provided for under such clause (1) of the second sentence of Section 8(a). The severance benefits provided under this Section 8(c) shall be paid as a lump sum equal to (i) the total amount of salary payments that would be paid to the Officer if the Officer were continued to be paid the Officer's annual salary in effect immediately prior to the Effective Date of Termination until the end of the Term in effect on the Effective Date of Termination, plus (ii) the sum of (A) the target incentive bonus for the calendar year of the Effective Date of Termination determined as if the Officer had continued employment with the Bank through the end of such year, and
                   (B) for each subsequent year of the Term in effect on the Effective Date of Termination, an amount equal to the target incentive bonus for the calendar year of the Effective Date of Termination, with the amount calculated with respect to the last calendar year of the Term pro-rated to reflect an amount related to the portion of the year up to the last day of the Term. If severance benefits are paid pursuant to this
                   Section 8(c) in lieu of the payments provided under clause
                   (1) of the second sentence of Section 8(a), the Officer (and, as applicable, the Officer's spouse and dependents) shall remain entitled to continuation of welfare benefits under clause (2) of the second sentence of Section 8(a), except that such benefits shall continue for the remainder of the Term in effect on the Effective Date of Termination. In the event

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                   of a termination of the Officer's employment by the Bank upon or after a NAMCO Transfer of Control or a Change in Control during the Initial Severance Period, the provisions of
                   Section 11 shall apply in lieu of the preceding provisions of this Section 8(c). The term 'Initial Severance Period' shall mean the period commencing on May 18, 2000 and ending on March 1, 2003 or such later date as the Bank may specify in writing."

         H. The following new subsections (j), (k) and (l) shall be added to the end of Section 11 of the Employment Agreement:

                          "(j)(i) If a NAMCO Transfer of Control (as defined in
                   paragraph (k) of this Section 11) shall occur (but no Change in Control has otherwise occurred), the Officer shall be entitled to the compensation and benefits described in clause
                   (B) of paragraph (d)(i) of this Section 11, as well as the benefits described in paragraphs (f) and (h) of this Section 11 upon the subsequent termination of the Officer's employment, at any time during the remaining Term in effect at the time of the NAMCO Transfer of Control, by the Bank, other than a termination for cause or a termination occasioned by the non-renewal of this Agreement as described in Section 11(c)(v), as if the NAMCO Transfer of Control constituted a Change in Control hereunder.

                        (ii) If a NAMCO Transfer of Control shall occur (but no
                   Change in Control has otherwise occurred), and thereafter the Employee experiences a Material Change (as defined in paragraph (c)(iii) of this Section 11), the Officer shall be entitled to compensation and benefits described in clause (B) of paragraph (d)(i) of this Section 11, as well as the benefits described in paragraphs (f) and (h) of this Section 11 upon the subsequent termination of the Officer's employment, at any time during the remaining Term in effect at the time of the NAMCO Transfer in Control, by the Officer, as if the NAMCO Transfer of Control constituted a Change in Control hereunder.

                        (iii) Only for purposes of determining whether there has
                   been a termination of the Officer's employment during the remaining Term in effect at the time of a NAMCO Transfer of Control (as specified in paragraphs (j)(i) and (j)(ii) of this Section

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                   11, as the case may be) so as to entitle the Officer to the compensation and benefits described in clause (B) of paragraph (d)(i) of this Section 11, as well as the benefits described in paragraph (f) of this Section 11, a termination of the Officer's employment following such a NAMCO Transfer of Control shall be deemed to have occurred on such date during the remaining Term that a notice of termination is given by the Bank or the Officer to the other (regardless of the Effective Date of Termination specified in such notice). Notwithstanding the foregoing, the Officer shall continue to be employed by the Bank pursuant to this Agreement until the Effective Date of Termination specified in the notice of termination.

                      (k) As used in this Agreement, "NAMCO Transfer of Control"
                   shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                      (I) there is consummated any transaction or series of
                   related transactions as a result of which, immediately following the completion of such transaction or series of related transactions, more than 50% of the combined voting power of the voting securities of North American Mortgage Company ("NAMCO") (or of any entity which, after a merger, consolidation or corporate reorganization holds all or substantially all of the assets of NAMCO) are held directly or indirectly by one or more Persons other than (i) the Company, the Bank or any direct or indirect subsidiary thereof; (ii) stockholders of the Company who hold such securities in substantially the same proportions as their ownership of the voting securities of the Company immediately prior to such transaction or series of transactions; (iii) any Person employed by the Company, the Bank or any Affiliate thereof (including NAMCO) immediately prior to commencement of such transaction or series of transactions or any Person of which more than 50% of the combined voting power of the voting securities are owned by one or more persons who are so employed; and (iv) any trustee or other fiduciary holding securities under an employment benefit plan of the Company, the Bank or any Affiliate thereof (including NAMCO); or

                      (II) the stockholder of NAMCO approves a plan of complete
                   liquidation or dissolution of NAMCO or there is consummated the sale or disposition by NAMCO or any of its

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                   subsidiaries of any assets which individually or as part of a series of related transactions constitute all or substantially all of NAMCO's consolidated assets (provided that, for these purposes, a sale of voting securities of NAMCO or other transaction of the nature described in clause
                   I of this paragraph (k) shall not be deemed to constitute a sale of substantially all of NAMCO's consolidated assets), other than such sale or disposition to an entity at least 50% of the combined voting power of the voting securities of which are owned by Persons referred to in subclauses (i) through (iv), inclusive, of clause I of this paragraph (k);
                   or

                        (III) the execution of a binding agreement that if consummated would result in a NAMCO Transfer of Control of a type specified in clause (I) of this paragraph (k) (an "Acquisition Agreement") or of a binding agreement for the sale or disposition of assets that, if consummated , would result in a NAMCO Transfer of Control of a type specified in clause (II) of this paragraph (k) (an "Asset Sale Agreement") or the adoption by the stockholder or Board of Directors of NAMCO of a plan of complete liquidation or dissolution of NAMCO that, if consummated, would result in a NAMCO Transfer of Control of a type specified in clause (II) of this paragraph (k) (a "Plan of Liquidation"), provided, however, that a NAMCO Transfer of Control of the type specified in this clause (III) shall not be deemed to exist or have occurred as a result of the execution of such Acquisition Agreement or Asset Sale Agreement, or the adoption of such a Plan of Liquidation, from and after the Abandonment Date if the Officer's employment has not been terminated on or prior to the Abandonment Date. As used in this paragraph (k), the term "Abandonment Date" shall mean the date on which (A) an Acquisition Agreement, Asset Sale Agreement or Plan of Liquidation is terminated (pursuant to its terms or otherwise) without having been consummated, (B) the parties to an Acquisition Agreement or Asset Sale Agreement abandon the transactions contemplated thereby, (C) NAMCO abandons a Plan of Liquidation or (D) a court or regulatory body having competent jurisdiction enjoins or issues a cease and desist or stop order with respect to or otherwise prevents the consummation of, or a regulatory body notifies NAMCO that it will not approve, an Acquisition Agreement, Asset Sale Agreement or Plan of Liquidation or the transactions contemplated thereby and such injunction, order or notice has become final and not subject to appeal.

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                       As used in connection with the foregoing definition of
                   NAMCO Transfer of Control, "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act; "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act; "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time; and "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries,
                   (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or
                   (iv) a corporation or entity in which any interests is owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

                      (l) Notwithstanding the foregoing, the Officer will not be entitled to any of the benefits provided in Sections 8 or 11 if, in connection with any termination of employment occasioned directly by the sale of assets or voting securities of NAMCO, the Officer accepts an offer of ongoing employment with the acquiror of such assets or voting securities or an affiliate thereof (without a material diminution in duties or salary), whereby the Officer need not experience any material period of unemployment."

         I. Section 8(d)(ii) of the Employment Agreement (as relabelled) is deleted in its entirety and in its place is inserted the following:

                      "(ii) Notwithstanding any other provision of this Section
                   8 or of Section 11, in the event that any amount otherwise payable hereunder, other than on account of events described in Sections 11(c)(i), 11(c)(ii), 11(c)(iii), 11(j)(i) or
                   11(j)(ii) following a Change in Control or NAMCO Transfer of Control (as hereinafter defined), would be deemed to constitute a parachute payment (a "Parachute Payment") within the meaning of Section 280G of the Code, and if any such Parachute Payment, when added to any other payments which are deemed to constitute Parachute Payments, would otherwise result in the imposition of an excise tax under Section 4999 of the Code, the amounts payable thereunder (other than amounts payable under the SERP or otherwise on account of events described in Sections 11(c)(i), 11(c)(ii), 11(c)(iii), 11(j)(i) or

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                   11(j)(ii) following a Change in Control or NAMCO Transfer of
                   Control) shall be reduced by the smallest amount necessary to avoid the imposition of such excise tax. Any such limitation shall be applied to such compensation and benefit amounts, and in such order, as the Bank shall determine in its sole discretion. References to the Code in this Agreement shall be to the Code as presently in effect or to the corresponding provisions of any succeeding law."



                                               THE DIME SAVINGS BANK OF NEW
                                               YORK, FSB



                                               By:_____________________________
                                               Name:
                                               Title:





                                               ________________________________
                                                      Richard A. Mirro


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